EXHIBIT 99.1

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CONTACTS: Richard M. Ubinger                                   June Filingeri
          Vice President of Finance,                           President
          Chief Financial Officer and Treasurer                Comm-Partners LLC
          (412) 257-7606                                       (203) 972-0186

FOR IMMEDIATE RELEASE
---------------------

          UNIVERSAL STAINLESS NAMES STEEL INDUSTRY VETERAN KENNETH MATZ
                                AS NEW PRESIDENT;
              MAC MCANINCH ELECTED BOARD CHAIRMAN, CONTINUES AS CEO


     BRIDGEVILLE, PA, JANUARY 16, 2007 - UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC. (NASDAQ: USAP) announced today that Kenneth W. Matz has been named President of the Company. He succeeds Clarence M. ("Mac") McAninch, who assumes the new title of Chairman of the Board. Mr. McAninch will also continue to serve as Chief Executive Officer, a post he has held since founding the Company in 1994. Mr. Matz, 55, has more than 25 years of experience in the processed metals industry with responsibilities over the course of his career ranging from engineering, quality and materials sourcing to operating and executive management. He most recently served as President of the Processed Metals Group of Gibraltar Industries, a $450 million division that is a leader in cold-rolled strip steel, non-ferrous metal powders and coated steel products. Mr. Matz rose to that position in 2002 and successfully consolidated four independent divisions, instituted strategic planning and operational planning processes, established acquisition and divestiture teams to implement growth initiatives, and achieved substantial sales growth with strong operating margins. Mr. Matz joined Gibraltar Industries in 1988, following its acquisition of the Strip Division of American Steel and Wire, a private company in which Mr. Matz was part of the start-up team that reopened a cold-rolled strip mill along with bar and wire mills. He also has held posts at Thomas Strip Steel and United States Steel. Mr. Matz holds a degree in Metallurgical Engineering from Cleveland State University and pursued graduate studies in Business Management at Case Western Reserve University.

     Chairman and CEO Mac McAninch, commented: "Our choice of Ken Matz as the new president of Universal Stainless & Alloy Products reflects both the ideal combination of skills, experience and leadership qualities he brings to our Company as well as our confidence in our opportunity and future. We are very pleased to add an individual of Ken's caliber to our executive ranks. I look forward to working with him to shape and execute the strategy of this Company. I am also proud of our entire management team that has enabled

Universal Stainless to achieve the size and industry position we have today. Ken will help us reach the next level of growth as we continue to pursue the enormous potential we see."

     Kenneth Matz commented: "I am impressed with what Universal Stainless & Alloy Products has accomplished over the past 12 years. The Company is highly regarded within the specialty steel industry for its focus on serving niche markets with the highest quality products requiring exacting chemistries. That focus corresponds directly with that of my career and training. I am excited about joining the Universal team and making a meaningful contribution to its continued success and profitable growth."

ABOUT UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
------------------------------------------------

     Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets a broad line of semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company's products are sold to rerollers, forgers, service centers, original equipment manufacturers and wire redrawers.

FORWARD-LOOKING INFORMATION SAFE HARBOR
---------------------------------------

EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT ARE MADE PURSUANT TO THE "SAFE HARBOR" PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED RESULTS. THOSE RISKS INCLUDE, AMONG OTHERS, RISKS ASSOCIATED WITH THE RECEIPT, PRICING AND TIMING OF FUTURE CUSTOMER ORDERS, RISKS ASSOCIATED WITH SIGNIFICANT FLUCTUATIONS THAT MAY OCCUR IN RAW MATERIAL AND ENERGY PRICES, RISKS ASSOCIATED WITH THE MANUFACTURING PROCESS AND PRODUCTION YIELDS, RISKS RELATED TO PROPERTY, PLANT AND EQUIPMENT AND RISKS RELATED TO THE ULTIMATE OUTCOME OF THE COMPANY'S CURRENT AND FUTURE LITIGATION AND REGULATORY MATTERS. CERTAIN OF THESE RISKS AND OTHER RISKS ARE DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) OVER THE LAST 12
MONTHS, COPIES OF WHICH ARE AVAILABLE FROM THE SEC OR MAY BE OBTAINED UPON REQUEST FROM THE COMPANY.

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